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Exhibit 10.47
CONSULTING AGREEMENT

This Consulting Agreement is made and entered into effective as set forth herein, among XL Group Ltd and XL Services (Bermuda) Ltd (XL Services (Bermuda) Ltd together with XL Group Ltd, the “Company”), and Catlin Consultancy Limited (UK Registered No: 10738588) (“Contractor”) in relation to the provision of services by Stephen John Oakley Catlin (“Catlin”).
NOW, THEREFORE, in consideration of the mutual promises and conditions set forth in the Agreement and Release and below, the Company and Contractor agree as follows:

1.
Effective Date. This Consulting Agreement shall become effective as of January 1, 2018, provided that Catlin executes the general release attached to the Agreement and Release as Exhibit A on or within 10 working days following December 31, 2017.

2.
Contractor’s Services. During the Consulting Term (as defined below), Contractor shall provide the consulting services of Catlin to the Company, commensurate with Catlin's status and experience, with respect to such matters as shall be reasonably requested from time to time by the Chief Executive Officer of the Company (the “CEO”) or his designee. Such services shall include Catlin’s continued participation on the Company’s behalf and leadership on the Insurance Development Forum, and other related projects or services as may be reasonably agreed between Catlin and the Company. Catlin shall not, by virtue of the consulting services provided hereunder, be considered an officer or employee of the Company, and neither he, nor Contractor shall have any power or authority to contract in the name of or bind the Company or its Affiliates (as defined below) (the Company and its Affiliates together, the “XL Group”). As an independent contractor, the time, manner, mode, method and means used by Contractor in the performance of services shall be of the Contractor’s selection and under the sole control and direction of the Contractor. The Contractor shall be responsible for all risks incurred in the operation of its business and shall enjoy all the benefits thereof. In addition, the Contractor and the Company will comply, each at their own expense, with the provisions of all state, local, and federal laws, regulations, ordinances, requirements, and codes which are applicable to them in respect of the performance of services hereunder. “Affiliate” of the Company includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company, and such term shall specifically include, without limitation, the Company’s majority-owned subsidiaries.

3.
Assistance and substitution. The Company acknowledges and agrees that the Contractor may employ or engage such persons as it, at its absolute discretion sees fit, to assist, support or supplement Catlin in the provision of the services under this Agreement provided any such person/s, and the work to be carried out by such person/s, has been agreed in advance by the Company. The Contractor may also from time to time appoint a substitute for Catlin to perform the consulting services provided such substitute, and the work to be carried out by the substitute, has been agreed in advance by the Company.

4.
Term. The period during which the Contractor will be retained by the Company to provide the consulting services hereunder shall commence on 1 January 2018 and shall terminate on 30 September 2018, unless sooner terminated as provided in this Section 4 (the “Consulting Term”). Notwithstanding the foregoing, the Consulting Term will end on the date of the Catlin’s death, the date on which Company terminates the Consulting Term for Cause (as defined below), or if the Contractor terminates the Consulting Term for any reason. For purposes of this Agreement, the term “Cause” shall mean the Contractor’s or Catlin’s (a) fraud or dishonesty in connection with the performance or provision of the services under this Consulting Agreement, (b) material breach of any of the terms of this Consulting Agreement, or (c) conviction of, or plea of nolo contendere to, a felony. If the Consulting Term ends prior to 30 September 2018 due to the Catlin’s death, the Contractor shall remain entitled to receive the Consulting Fee in full, or, if already paid to the Contractor, shall not be obligated to repay any prepaid portion of the Consulting Fee. In the event of termination of the Consulting Term by the Company for Cause, the Contractor shall no longer be entitled to receive the Consulting Fee to the extent any portion remains unpaid at the time of such termination.

5.
Consulting Fees. During the Consulting Term in consideration of the services to be provided by the Contractor to the Company and the covenants described herein, and provided the Contractor has complied with and continues to comply with the terms of this Consulting Agreement, then the Company shall pay the Contractor a fee (the “Consulting Fee”) in the amount of $2,500,000.00, payable in the following manner: (a) $1,667,500 will be paid to

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the Contractor on or by 31 January 2018, and (b) $832,500 will be paid to the Contractor on or by 31 May 2018. The parties acknowledge that it is not anticipated that VAT should be chargeable on the Consulting Fee and both parties will use their reasonable endeavors to ensure that the consultancy services are provided and fees charged in such way that VAT does not arise (this shall include, but not be limited to, the parties ensuring that the consulting services are not provided to any entity that is resident in the United Kingdom and/or the European Union). None of the Contractor, nor any of its owners, members, officers, directors or employees, shall be entitled to participate in any employee benefit plans maintained by the XL Group by reason of the consulting services provided under this Consulting Agreement.

6.
Expenses. The Company shall reimburse the Contractor for all reasonable expenses incurred by it in the course of performing its duties and services under this Consulting Agreement, provided the expenses are consistent with the Company’s policies in effect from time to time with respect to travel and other business expenses, and subject to, in the case of expenses in excess of $500, pre-approval by the CEO or his designee, and, in all cases, the Company’s requirements with respect to reporting and documentation of expenses.

7.
Return of Property. Contractor and Catlin agree that, upon the expiration or termination of the Consulting Term, it and he will immediately destroy or return to the Company all Company property of any kind, as well as all materials containing or reflecting the Confidential Information (as defined in Section 12(a) of the Agreement and Release) and all copies, reproductions and summaries thereof, in its or his possession or under its or his control. Contractor and Catlin agree that it and he shall erase all Confidential Information from all media in its or his possession or under its or his control, including, without limitation, all smartphones, iPads, or external storage devices, and, if the Company so requests, shall certify in writing that it and he have done so. All Confidential Information is and shall remain the property of the XL Group. Contractor agrees that its obligations under this section apply equally to its owner, members, directors and employees.

8.
Independent Contractor Relationship. The Contractor, Catlin and the Company agree that neither the Contractor nor any of its owners, members, officers, directors or employees shall be officers or employees of the Company with regard to the performance of the services hereunder, and that Contractor is acting as an independent contractor to the Company for all purposes with regard to the performance of its services hereunder during the Consulting Term, including, without limitation, under the laws of the United Kingdom, US Federal (including social security and unemployment), and Bermuda (including payroll) tax purposes. Contractor shall be solely responsible for fulfilling when due all required income tax and self-employment tax obligations arising in connection with his consultancy for the Company wheresoever incurred. Should the Company be required by any applicable tax authority to pay any such taxes or payments, the Contractor shall promptly reimburse the Company for such taxes or payments, including any interest and penalties with respect thereto. The Company will provide the Contractor with reasonable notice of any such applicable assessment, determination or demand and promptly supply the Contractor with copies thereof. The Company shall take such steps as the Contractor reasonably requests, at the Contractor’s expense, in order to contest or dispute the same (including to the extent permitted under applicable law and to the extent it does not breach privilege or confidentiality, providing the Contractor with copies of any relevant documentation in its possession). Should it be determined that any payment in respect of the Consulting Fee by the Company should be subject to withholding of tax under applicable law, the Company shall thereafter make any payment of the Consultancy Fee net of applicable income, employment, social security or other taxes required to be withheld therefrom. For the avoidance of doubt, the Consultancy Fee shall otherwise be exclusive of any applicable value added tax, or similar applicable tax which, if required, shall be paid by the Company in addition.

9.
Indemnification. The Company shall indemnify the Contractor, Catlin and any other person appointed and approved under Clause 3 against expenses incurred and damages paid or payable by it or him solely with respect to claims arising or resulting directly and exclusively from actions or failures to act by the Consulting Company or Catlin or any other person appointed and approved under Clause 3 in rendering the services to the Company under this Consulting Agreement, but not including expenses incurred or damages paid or payable arising out of his or the Contractor’s gross negligence or willful misconduct.

10.	Applicable Law. This Consulting Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

11.
Severability. In the event any provision of this Consulting Agreement shall be adjusted invalid or unenforceable, such adjudication shall not affect the other provisions of this Consulting Agreement, which shall remain in full force and effect.

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12.	Changes. This Consulting Agreement shall not be changed, modified, supplemented or amended except by express written agreement signed by the Contractor and the Company.

13.
No Waiver. The failure of either party to execute a right to require performance by the other party of any part of this Consulting Agreement shall not affect the full right to exercise such right or to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision of this Consulting Agreement constitute a waiver of any later breach of the same or any other provisions.

14.
Third party rights. The provisions of this Consulting Agreement that are expressed to apply to Catlin (the “Catlin Provisions”) may be enforced against him directly notwithstanding the fact that he is not a signatory to this Consulting Agreement. The Contractor shall use all reasonable efforts to ensure that Catlin complies with the Catlin Provisions and, in the event that he breaches such Catlin Provisions, the Contractor agrees that the Company may recover any loss incurred by the Company as a result of such breach directly from the Contractor. Other than the Catlin Provisions, nothing in this Consulting Agreement confers any rights on any person (other than the parties to this Consulting Agreement).

15.
Miscellaneous. This Consulting Agreement, to the extent it amends the Agreement and Release solely to include Contractor as a party to the consulting provisions included therein, is the complete and exclusive statement of the agreement between the parties in relation to such subject matter. All other representations, warranties, and covenants by and between Catlin and the Company set forth in the Agreement and Release (including without limitation Paragraph 12 thereof) shall remain in full force and effect. Notwithstanding anything in this Consulting Agreement to the contrary, (i) the Company may terminate the Consulting Term for “Cause” (as defined in Section 4(c) of the Agreement and Release) and (ii) the Consulting Fee shall only be payable provided Catlin has complied, and continues to comply, with the terms of the Agreement and Release. The provisions contained in clauses 11 and 12 of the Agreement and Release shall apply mutatis mutandis to the Contractor as they apply to Catlin.

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IN WITNESS WHEREOF, the parties have executed this Consulting Agreement by their authorized representative as of the date and year first set forth above.

XL GROUP LTD

BY:	/s/ Eileen G. Whelley	12/14/2017
	Signature	Date

Printed Name:	Eileen G. Whelley

EVP and Chief Human Resources Office
Title

XL SERVICES (BERMUDA) LTD

BY:	/s/ Charles Cooper	12/14/2017
	Signature	Date

Printed Name:	Charles Cooper

Director
Title

CATLIN CONSULTING LIMITED

BY:	/s/ Stephen Catlin	12/31/2017
	Signature	Date

Printed Name:	Stephen Catlin